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Exhibit 4.1




                             SUBSCRIPTION AGREEMENT


                        Investor Financial Questionnaire
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     Before you make an investment, you must complete this questionnaire. Please check the appropriate box below and sign this questionnaire before a notary. We require that this be returned with your Subscription Agreement for your purchase of Common Shares of Applied DNA Sciences, Inc. (the "Company"). Information will be held in strict confidence and used solely to ensure that all prospective investors are qualified under the relevant sections of the Securities Act of 1933.

     [ ] I am a natural person who has had individual income of more than Two Hundred Thousand US Dollars (US $200,000.00) in each of the most recent two years, or joint income with my spouse in excess of Three Hundred Thousand US Dollars (US $300,000.00) in each of the most recent two years and reasonably expect to reach that same income level for the current year ("income" for purposes hereof should be computed as follows: individual adjusted gross income as reported, or to be reported, on a federal income tax return, increased by (i) any deduction of long-term capital gains under section 1202 of the Internal Code of 1936 (the "Code"), (ii) any deduction or depletion under Section 611 et. seq. of the Code, (iii) any exclusion for interest under Section 103 of the Code and (iv) any losses of a partnership as reported in Schedule E of Form 1040;

     [ ] The Subscriber is a natural person whose individual net worth (i.e. total assets in excess of total liabilities), or joint net worth with my spouse, will at the time of purchase of the Common Shares be in excess of One Million US Dollars (US $1,000,000.00);

     [ ] The Subscriber is an investor satisfying the requirements of Section 501(a)(1)(2) or (3) of Regulation D promulgated under the Securities Act of 1933, which includes, but is not limited to, a self-directed employee benefit plan where investment decisions are made solely by persons who are "accredited investors" as otherwise defined in Regulation D;

     [ ] The Subscriber is a trust, which trust has total assets in excess of Five Million US Dollars (US $5,000,000.00) which was not formed for the specific purpose of acquiring the Common Shares offered hereby and whose purchase is directed by a sophisticated person as described in Rule 506(b)(ii) of Regulation D and who has such knowledge and experience in financial and business matters that he is capable of evaluating the risks and merits of an investment in the Common Shares;

     [ ] The Subscriber is a director or executive officer of the Company;

     [ ] The Subscriber is an entity (other than a trust) in which all of the equity owners meet the requirements of at least one of the above paragraphs; or

     [ ] The Subscriber is not a resident of the United State of America, but acknowledges he/she meets or exceeds at least one of the minimum financial requirements set forth above.

     I represent that I have reviewed the Company's information as filed with the US Securities and Exchange Commission, and that I understand the merits and the risks involved in this offering, that I have sufficient knowledge and experience in similar programs or investments to evaluate the merits and risks of an investment in the Company (or that I have retained an attorney, accountant, financial advisor or consultant as my purchaser representative); that because of my background, employment experience, family or financial situation or economic bargaining power,

     I have received and have had access to material and relevant information enabling me to make an informed investment decision, and that all information I have requested has been furnished to me; and that I am able to bear the economic risk of loss of the entire investment which I may make in the Company.



     By,_______________________________________

     PRINT NAME
     ________________________________________
     Investor Signature

     With a current address of__________________________________________________

     In the City of____________________________, State/Province of ____________,

     Country of_______________

     DATE:_____, December, 2004


     IN WITNESS WHEREOF, I have hereunto witnessed the signature of the above Investor;

     By,___________________________________________

     ______________________________________________
     Witness Signature

     Date:___________________

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                APPLIED DNA SCIENCES, INC. SUBSCRIPTION AGREEMENT
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          1.   Subscription.   Subject  to  the  terms  and  conditions  hereof,
     __________________  __________________________,  the  undersigned  Investor
     ("Investor") hereby subscribes to purchase _____ units of the Private Placement offering by Applied DNA Sciences Inc., dated December 30, 2004. to which the terms and conditions of the offer are:

     Applied DNA Sciences, Inc., a Nevada corporation (the "Company"), is offering up to One Hundred and twenty (120 units (the "Units") for sale to accredited investors at a price of US Dollars Fifty Thousand US ($50,000.00) per Unit (the "Offering") on a "best efforts" no minimum, with a maximum offering basis of Six Million US Dollars (US $6,000,000.00). Each Unit consists of (i) a US Dollars Fifty Thousand US ($50,000.00) Principal Amount Ten Percent (10.0%) Secured Convertible Promissory Note ("Note" or "Notes") and (ii) warrants to purchase One Hundred Thousand (100,000) shares of the Company's common stock, exercisable for a period of five (5) years at a price of US Seventy Five Cents (US $0.75) per share ("Warrants"). The warrants are callable anytime after the underlying shares are registered if the stock trades above $1.25 per share for twenty (20) trading days. The Notes are convertible into shares of common stock of the Company at a price of US Fifty Cents (US $0.50) per share, and shall automatically convert on the filing of the registration statement indicated below.

          2. Private Placement. The parties acknowledge that this offering has been made and this Subscription Agreement has been entered into as a private placement negotiated between the parties dated December 30, 2004.

          3. Registration Rights. By accepting this subscription, and as set forth in greater detail in the Registration Rights Agreement, the Company hereby agrees to include any shares purchased in its next registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended and which registration statement the Company commits to file on Form S-1, SB2 or other required form on or before February 15th, 2005. The Company will pay liquidated damages in the amount of Three and a Half Percent (3.5%) per month for each month or part thereof that the registration statement is delayed beyond February 15th, 2005 and said penalty will also take effect if the company does not have the Registration statement declared effective within 120 days of February 15, 2005.

          4. Knowledge of Financial and Business Status of Company. Investor acknowledges that he has been involved with the Company for a period of time, has met in person or telephonically with management immediately prior to this investment, and has reviewed the current financial condition of the Company and its business plan. Investor is aware that the Company and the Company's subsidiary requires net capital and the Company, as a whole, needs operating capital without which it may become insolvent.

          5. Representations and Warranties. In consideration of the sale of such common shares, intending to be legally bound and intending the Company to rely thereupon, Investor hereby represents, warrants, and covenants, to the Company as follows:

     Neither the Company nor any person acting on behalf of the Company has offered to sell, offered for sale or sold the Units, Notes, Warrants or Underlying Common Stock (collectively, the "Securities") by means of general solicitation or general advertising. Investor has not received, paid or given, directly or indirectly, any commission or remuneration for or because of any sale or the solicitation of any sale of the Securities.

     Company represents and warrants that the Common Shares being issued herein are restricted under SEC Rule 144, and Investor is aware of restricted sale provisions that make up Rule 144.

     Investor has been offered full access to all underlying documents in connection with this transaction as well as such other information as
     Investor has deemed necessary or appropriate for a prudent and knowledgeable investor to evaluate the purchase of the Common Shares. Investor acknowledges that the Company has made available to Investor the opportunity to obtain additional information from, to ask questions of, and receive satisfactory answers from the officers of the Company concerning the terms and conditions of the private placement and to verify the information given. Investor is satisfied that there is no material information concerning the condition, properties, operations and prospects of the Company of which Investor is unaware. In making his or her investment decision, Investor has relied solely upon his or her independent investigation of the investment.

     Investor is aware that an investment in the Securities is a highly speculative investment that involves a substantial degree of risk. Investor warrants that he/she has such sufficient requisite knowledge and experience in business and financial matters that Investor is capable of evaluating the merits and risks of an investment in the Company, which is an early stage business. Investor understands that the Company is relying on Investor's representations for the purposes of confirming Investor's suitability as an investor in the Company.

     Investor is aware that the Securities have not been registered under the Securities Act of 1933 (the "Act"), and that Investor must therefore bear the economic risk of the investment indefinitely because the Securities cannot be sold unless subsequently registered under the Act or under an available exemption from registration. Investor agrees not to sell his Common Shares without registration under the Act and applicable state securities laws unless in a transaction exempt therefrom.

     The Units for which Investor hereby subscribes are being acquired for investment purposes, solely for Investor's own account and not on behalf of other persons, and not with a view to or for the resale, distribution, subdivision, or fractionalization thereof; Investor has no present plans to enter into any contract, undertaking, agreement, or arrangement for any such resale, distribution, subdivision, or fractionalization thereof. Investor agrees that he or she will not sell, assign, pledge, give, transfer or otherwise dispose of any or all of the Common Shares or any interest therein unless and until Investor has complied with all applicable provisions of federal and state securities laws.

     Investor has reviewed his or her financial condition and commitments. Based upon such review, Investor is satisfied that he or she has adequate means of providing for his or her financial needs and possible contingencies as well as those of any dependents, and that he or she does not have any current or foreseeable future need for liquidity of the funds being utilized in the purchase of the Common Shares. Investor is capable of bearing the economic risk of the investment in the Common Shares for the indefinite future. At this time, Investor has assets or sources of income that, if taken together, are more than sufficient so that Investor could bear the risk of loss of its, his or her entire investment in the Common Shares.

     Investor is aware that this transaction is a "private placement" and has not been reviewed by the United States Securities and Exchange Commission or by any state securities authorities. No agency, federal or state, has passed upon the fairness or merits of this investment.

     Investor is aware that the assets of the Company are presently encumbered by the Bridge Note investors and that up to US Dollars One Million Six Hundred Thousand (US $1,600,000.00) of this investment may be allocated to pay back the Bridge Note holders. On December 10th 2004 the Company signed a letter agreement with Vertical Capital Partners to act on a non-exclusive basis as a Placement Agent for all or part of this Placement. Further, the Investor acknowledges as does the Company that a pre-existing relationship exists between the parties that dates back prior to the engagement of Vertical. As part of the Agreement, Vertical has committed to use its best efforts to raise Two Million US Dollars (US $2,000,000.00) of the Six Million US Dollars (US $6,000,000.00) contemplated in this Subscription Agreement. Vertical has also committed to use its best efforts to cause its Bridge Note Holders to convert on or about December 31st, 2004, thereby removing the need to repay the Bridge Note holders referred to herein.

     Neither this Subscription Agreement nor Investor's rights hereunder, may be assigned, sold or transferred in any manner and this Subscription Agreement may not be altered, amended or revoked without the prior written consent of the President of the Company.

     Investor is a bona fide resident as set forth next to Investor's signature, such location is Investor's principal residence, and Investor is at least 18 years of age.

     Investor understands and agrees that if Investor's subscription is accepted, Investor will be required to execute such additional documents as may be necessary to effect the issuance of the Company's Common Shares which Investor has purchased.

     The foregoing representations, warranties and covenants are true and accurate as of the date hereof and shall be true and accurate as of the date of completion of the Private Placement. If such representations and warranties shall not be true and accurate in any respect prior to completion of the Private Placement, Investor shall give written notice of such fact to the Company, specifying which representations and warranties are not true and accurate and the reasons therefore.


          6. Escrow Account. Funds should be sent by wire transfer to the following escrow account: Bank: Bank of New York, Mt. Freedom New Jersey
     Name:  Escrow Account Applied DNA Sciences Inc. Account # 2 Routing number:
     021000018 Account Number: 6175822540

          7. Miscellaneous.

     This Subscription Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations and understandings which are deemed to have been merged herein. No representations were made or relied upon by either party, other than those expressly set forth herein. The investor has been provided with a copy of the Private Placement Memorandum outlining the business of the Company along with the terms of the offering.

     This writing shall be amended only by a further writing. No agent, employee, or other representative of any party is empowered to alter any of the terms hereof, including specifically this Paragraph, unless done in writing and signed by both parties.

     Whenever required by the context hereof: the masculine gender shall be deemed to include the feminine and neuter; and the singular member shall be deemed to include the plural. Time is expressly declared to be of the essence of this Agreement. This Agreement shall be deemed to have been mutually prepared by all parties and shall not be construed against any particular party as the draftsman. The invalidity of any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part hereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall be declared invalid by a court of competent jurisdiction, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, section or sections, or subsection or subsections had not been inserted.

     The validity, interpretation, and performance of this Agreement shall be controlled by and construed under the laws of the State of Nevada. Venue and jurisdiction of any controversy or claim arising out of, or relating to this Subscription Agreement, or the breach thereof, that cannot be resolved by negotiation, shall be in the County of Las Vegas, State of Nevada. In any legal action or other proceeding involving, arising out of or in any way relating to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs, and expenses of litigation.

     The failure of any party to object to, or to take affirmative action with respect to, any conduct of any other party which is in violation of the terms of this Agreement shall not be construed as a waiver of such violation or breach, or of any future breach, violation, or wrongful conduct. No delay or failure by any party to exercise any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver or exhaustion of that or any other right, unless otherwise expressly provided herein.

     Headings in this Subscription Agreement are for convenience only and shall not be used to interpret or construe its provisions.

     This Subscription Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The provisions of this Subscription Agreement shall be binding upon and inure to the benefit of each of the parties and their respective successors and assigns.

          8. Company Contact Details.

     Applied DNA Sciences, 9229 West Sunset Boulevard, Suite #830, Los Angeles, CA 90069

     Facsimile: 818-860-1303
     Tel: 310-860-1362
     President: Peter Brocklesby, ext 123 or
     COO & Secretary: Ms. Karin Klemm, ext 124

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
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

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Subscription Agreement dated this day of December, in the year 2004.

     By, _______________________________________
         PRINT NAME:

     __________________________
     (Signature of INVESTOR)

     With a current address of _________________________________________________

     In the City of_________________________, State/Province of _______________,
     Country of_______________

     ACCEPTED: APPLIED DNA SCIENCES, INC.

     By, __________________                 Title:____________________________
         Signature of Officer

     ________________________
     Name:

     DATE,__________ __, December, 200__

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                        Securities Issuance Instructions
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     THE   UNDERSIGNED,   AS  A  CONDITION  TO  PURCHASE   ________  UNITS  (THE
     "SECURITIES") OF APPLIED DNA SCIENCES, INC., A NEVADA CORPORATION (THE "COMPANY"), HEREBY CERTIFIES TO THE COMPANY AS FOLLOWS:

     1. I, __________________________ (Purchaser Name) am purchasing the Units (the "Securities") on this ________day of ____________, in the year 20____, in my own name and for my own account (or for a trust account if I am a trustee), and no other person has any interest in or right with respect to the Securities, nor have I agreed to give any person any such interest or right in the future.

     2. I am acquiring the Securities for investment and not with a view to or for sale in connection with any distribution of the Securities. I recognize that the Securities have not been registered under the Federal Securities Act of 1933, that any disposition of the Securities is subject to restrictions imposed by federal and state law and that the certificates representing the Securities will bear a restrictive legend. I also recognize that I cannot dispose of the Securities absent registration and qualification, or an available exemption from registration and qualification. I understand that the availability of an exemption in the future will depend in part on circumstances outside my control and that I may be required to hold the Securities for a substantial period. I understand that the United States Securities and Exchange Commission has made no finding or determination relating to the fairness for investment of the Securities offered by the Company and that the Commission has not and will not recommend or endorse the Securities.

     3. I have not seen or received any advertisement or general solicitation with respect to the sale of the Securities.

     4. I believe, by reason of my business or financial experience that I am capable of evaluating the merits and risks of this investment and of protecting my own interests in connection with this investment.

     5. I acknowledge that during the course of this transaction and prior to purchasing the Securities I have been provided with financial and other written information about the Company, I have been given the opportunity by the Company to obtain such information and ask such questions concerning the Company, the Securities, and my investment as I felt necessary, and to the extent I availed myself of such opportunity, I received satisfactory information and answers. If I requested any additional information, which the Company possessed or could acquire without unreasonable effort or expense and which was necessary to verify the accuracy of the financial and other written information furnished to me by the Company, that additional information was provided to me. In reaching the decision to invest in the Securities, I have carefully evaluated my financial resources and investment position and the risks associated with this investment, and I acknowledge that I am able to bear the economic risks of this investment. I further acknowledge that my financial condition is such that I am not under any present necessity or constraint to dispose of the Securities to satisfy any existent or contemplated debt or undertaking.

     Please PRINT below the exact information regarding the Purchaser:

     INDIVIDUAL

     ___________________________________________________________________________
     Individual Name(s)

     ___________________________________________________________________________
     Citizenship

     ___________________________________________________________________________
     Street Address, City, State/Province/Country and Postal Code

     ___________________________________________________________________________
     Signature (All record holders should sign)

     Telephone Number: ______________      Fax Number:__________________________

     E-Mail Address: ___________________________________________________________

     I wish to receive news announcements and information about the company

     YES ____  NO ______ (check one)

     If yes to the above, Applied DNA, Inc. may contact me via:

     Fax: _____e-mail ____Telephone ___ (check one or more)


     CORPORATION, PARTNERSHIP, TRUST, OR OTHER ENTITY

     ___________________________________________________________________________
     Name of Entity

     Name, Address(es), and Country of Citizenship of each of the beneficial Owners of the Entity:
     ___________________________________________________________________________

     ___________________________________________________________________________
     ___________________________________________________________________________
      Address(es) to Which Correspondence should be Directed

     ___________________________________________________________________________

     ___________________________________________________________________________
     Type of Entity (i.e., corporation, partnership etc)

     ___________________________________________________________________________
     State/Province/ Country of Formation of Entity

     By:____________________________________ Printed Name:______________________

     Its:____________________________________

     Title: _________________________________

     Telephone Number: ____________________Fax Number:__________________________

     E-Mail Address: ___________________________________________________________

     I wish to receive news announcements and information about the company

     YES ____  NO ______ (check one)

     If yes to the above, Applied DNA, Inc. may contact me via:

     Fax: _____e-mail ____ Telephone ______(check one or more)

     If Securities are being subscribed for by an entity, the Certificate of Signatory below must be completed.

     CERTIFICATE OF SIGNATORY

     To be completed if Securities are being subscribed for by an entity.

     I,________________________________, am the ________________________________

     of_________________________________________________________(the "Entity ").

     I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Subscription Agreement and Securities Issuance Instructions to purchase and hold the Securities, and certify that the Subscription Agreement and Securities Issuance Instructions have been duly and validly executed on behalf of the Entity and constitute legal and binding obligations of the Entity.

     IN WITNESS WHEREOF, I have hereto set my hand this ____day of______, 20___.

     __________________________________
     Signature